UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2011

IRIS INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-11181	94-2579751
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9172 Eton Avenue Chatsworth, CA	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 709-1244

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 20, 2011, IRIS International, Inc. held its 2011 annual meeting of stockholders in Chatsworth, California. At the annual meeting, there were 17,795,998 shares entitled to vote, and 16,115,327 shares (90.55%) were represented at the meeting in person or by proxy.

Immediately following the annual meeting, our board of directors was comprised of Steven M. Besbeck, César M. García, Beth Y. Karlan, M.D., Michael D. Matte, Richard G. Nadeau, Ph.D., David T. Della Penta, Rick Timmins, Edward F. Voboril and Stephen E. Wasserman, all of whom were elected by a plurality of the votes.

Also at the annual meeting, our stockholders voted against approval of the IRIS International, Inc. 2011 Omnibus Incentive Plan, voted for approval of the compensation of our executive officers, voted for the frequency of an advisory vote on executive compensation to be one year, and voted to ratify the selection of BDO USA, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2011. The following summarizes vote results for those matters submitted to our stockholders for action at the Annual Meeting:

1.	Proposal to elect Steven M. Besbeck, César M. García, Beth Y. Karlan, M.D., Michael D. Matte, Richard G. Nadeau, Ph.D., David T. Della Penta, Rick Timmins, Edward F. Voboril and Stephen E. Wasserman as directors to hold office until the 2012 annual meeting or until their successors are elected and qualified.

Name	For	Withhold
Steven M. Besbeck	5,461,563	6,462,573
César M. García	5,463,322	6,460,814
Beth Y. Karlan, M.D.	4,511,177	7,412,959
Michael D. Matte	4,605,237	7,318.899
Richard G. Nadeau, Ph.D.	3,656,031	8,268,105
David T. Della Penta	4,750,607	7,173,529
Rick Timmins	5,520,507	6,403,629
Edward F. Voboril	3,656,316	8,267,820
Stephen E. Wasserman	4,601,901	7,322,235

2. Proposal to approve the IRIS International, Inc. 2011 Omnibus Incentive Plan.

For	Against	Abstained	Broker Non-Votes
3,586,476	8,311,141	26,519	4,191,191

3.	Proposal to approve, through an advisory vote, the compensation of our Named Executive Officers.

For	Against	Abstained	Broker Non-Votes
9,399,024	1,158,197	1,366,915	4,191,191

4.	Proposal to approve, through an advisory vote, an annual frequency for the advisory vote on approval of the compensation of our Named Executive Officers.

Votes For 1-year	Votes for 2-year	Votes for 3-year
Frequency	Frequency	Frequency	Abstained
9,068,563	243,906	1,255,894	1,355,773

5.	Proposal to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011

For	Against	Abstained
14,898,446	1,192,277	24,604

Item 8.01 Other Events.

As a quorum was present at the annual meeting, a plurality of the shares voted at the meeting was sufficient under Delaware corporation law to elect the director nominees. Our Board of Directors, however, has established a majority voting standard in director elections. Our Bylaws provide that in an uncontested election, such as the election of directors at the annual meeting, any nominee for election as a director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her offer to resign as a director, which resignation offer shall be accepted or rejected by the Board of Directors.

At the annual meeting, all of our director nominees received a greater number of votes “withheld” from his or her election than votes “for” such election. Accordingly, immediately following the annual meeting all directors elected at the annual meeting tendered their offer to resign as directors. As all of the directors were required to tender their offer to resign, the full Board of Directors, as opposed to the Nominating and Governance Committee of the Board, promptly considered the resignation offers and resolved to reject the tendered resignation offers of all directors for the reasons described below.

The Board believes the primary reason the directors received a greater number of “withhold” votes than “for” votes is related to the recommendation by Institution Shareholders Services Inc., or ISS, of a “withhold” vote for all directors because our Board adopted a stockholder rights plan, commonly referred to as a “poison pill”, without obtaining stockholder approval of the plan or making a commitment to seek stockholder approval of the plan within 12 months of its adoption. In its publication, ISS did not disclose any other basis for its recommendation of a “withhold” vote for all directors, nor did ISS recommend against any other proposal submitted to our stockholders for a vote at the annual meeting, including with respect to the advisory vote on approval of the compensation of our executive officers. This is the first time that ISS has recommended a “withhold” vote for any of our director nominees, and this is the first time that any of our director nominees has received a greater number of votes “withheld” from his or her election than votes “for” such election. The Board concluded from this information that the ISS recommendation was the primary reason for the vote results. The Board does not believe that the entire Board should be removed from office for exercising its authority to adopt a shareholder rights plan without obtaining or agreeing to seek shareholder approval of the plan, and the Board therefore rejected the resignation offers tendered by all directors.

The Board approved the stockholder rights plan to guard against take-over bids and other coercive tactics to gain control of the company without offering a fair and adequate price and terms to all of our stockholders. The Board concluded at the time it adopted the stockholder rights plan, and continues to believe today, that maintaining the rights plan is in the best interests of all of the company’s stockholders, and is a proven and effective tool at the Board’s disposal that helps to preserve long-term shareholder value that might not be reflected in the company’s stock price at the time of a take-over bid or other attempt to gain control of the company. Our Board does not believe that it is in the best interests of all of our stockholders to terminate the stockholder rights plan at this time for any reason. Accordingly, the Board did not condition adoption or continuation of the rights plan on obtaining stockholder approval.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIS INTERNATIONAL, INC.

Date:	May 26, 2011	By:	/s/ Cesar M. Garcia

César M. García President and Chief Executive Officer

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